UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the S
ecuriti
es Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2023

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:   Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

Product Off-Take Agreement

On February 28, 2023, Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) received notice from ExxonMobil Oil Corporation, a subsidiary of Exxon Mobil Corporation (“EMOC”), that effective as of
July 1, 2023, EMOC irrevocably terminates that certain Product Off-Take Agreement, dated effective April 10, 2019, by and between Bakersfield Renewable Fuels, LLC, a subsidiary of the Company, and EMOC (the “POA”), without any further action of EMOC, upon failure of the Company’s renewable diesel facility located in Bakersfield, California commencing operations contemplated by the POA by June 30, 2023 (the “Start Date”).

On March
5
, 2023, the Company notified EMOC that its purported termination of the POA is ineffective under the terms of the POA, and the Company reserves and will enforce all its rights under the POA, including without limi
t
ation those rights that
automatically extend the Start Date.

Complaint Under Section 220 of the Delaware General Corporation Law

On March 1, 2023, the Company received notice that ExxonMobil Renewables LLC, in its capacity as a preferred stockholder of the Company, filed a complaint against the Company in the Court of Chancery of the State of Delaware to compel inspection of the Company’s books and records under Section 220 of the Delaware General Corporation Law in relation to alleged wrongdoing by the Company’s management.

While the Company intends to comply with applicable law, it believes the allegations described in the complaint are without merit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 6, 2023	By:	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer